UNIVERSAL STANDARD MEDICAL LABORATORIES, INC.

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and apoints Eugene Jennings and Thomas S. Vaughn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-3 to be filed by Universal Standard Medical Laboratories, Inc. and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all tht such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virture hereof.

                                       /S/ Nicholas Peters
Dated: April 26, 1996                  --------------------------
                                       Nicholas Peters, Director